ACCESS PHARMACEUTICALS, INC.

                     A minimum of 18,666,667 and
            a maximum of 52,000,000 Shares of Common Stock

                        SALES AGENCY AGREEMENT

Sunrise Securities Corp.
135 E. 57th Street
New York, New York  10022

June 18, 1998

Dear Sirs:

Access Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes to offer for sale in a private offering (the "Offering") pursuant to Rule 506 of Regulation D ("Regulation D") under the Securities Act of 1933, as amended (the "Act"), a minimum of 18,666,667 (including "Affiliate Shares", as hereinafter defined, if any) and a maximum of 52,000,000 shares of common stock, par value $.04 per share (the "Shares"). This Offering is being made solely to "accredited investors" as defined in Regulation D. This is to confirm our agreement concerning your acting as our exclusive placement agent (the "Placement Agent") in connection with the Offering.

The Company prepared and delivered to the Placement Agent copies of a confidential private placement memorandum relating to, among other things, the Company, the Shares and the terms of the sale of the Shares. Such confidential private placement memorandum, including all exhibits thereto and all documents delivered therewith and incorporated by reference therein, is referred to herein as the "Memorandum" unless such confidential private placement memoranda or any such exhibits or documents shall be supplemented or amended in accordance with this Agreement, in which event the term "Memorandum" shall refer to such confidential private offering memorandum and such exhibits and documents as so supplemented or amended from and after the time of delivery to the Placement Agent of such supplement or amendment.

1.     Appointment of Placement Agent.

On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints you as its Placement Agent and grants to you the exclusive right to offer, as its agent, the Shares pursuant to the terms of this Agreement. On the basis of such representations and warranties, and subject to such conditions, you hereby accept such appointment and agree to use your best efforts to secure subscriptions to purchase a minimum of 18,666,667 and a maximum of 52,000,000 Shares (less the number of shares sold in the Bridge Offering) pursuant to the terms of this Agreement. The agency created hereby is not terminable by the Company except upon termination of the Offering pursuant to the terms of this Agreement or upon expiration of the Offering Period (as hereinafter defined) in accordance with the terms of this Agreement.

2.     Terms of the Offering.

(a) A minimum of 18,666,667 and a maximum of 52,000,000 Shares (less the number of shares sold in the Bridge Offering) shall be offered for sale to prospective investors in this Offering ("Prospective Investors") at a purchase price of $0.15 per Share (the "Purchase Price") of the Company's common stock, par value $.04 (the "Common Stock"). Officers, directors and employees of the Company and the Placement Agent may purchase Shares on the same terms and conditions as other investors (the "Affiliate Shares"). The Affiliate Shares shall be included in determining whether the minimum and maximum number of Shares have been subscribed for, and all references herein to subscriptions from Prospective Investors shall be deemed to include the Affiliate Shares.

          (b) The Offering shall commence on the date hereof and shall expire at 5:00 P.M., New York time, on June 30, 1998, unless extended from time to time for up to an aggregate of 30 days by mutual agreement of the Company and the Placement Agent. Such period, as the same may be so extended, shall hereinafter be referred to as the "Offering Period".

          (c) Each Prospective Investor who desires to purchase Shares shall be required to deliver to the Placement Agent one copy of a subscription agreement in the form annexed to the Memorandum (a "Subscription
Agreement"), including the investor questionnaire, and payment in the amount necessary to purchase the number of Shares such Prospective Investor desires to purchase. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency or validity of any check or other form of payment delivered by any Prospective Investor in payment for Shares.

          (d) Pursuant to an Escrow Agreement, dated as of March 20, 1998 (the "Escrow Agreement"), the Placement Agent will establish a special account with the United States Trust Company of New York (the "Escrow Agent") entitled Access Pharmaceuticals, Inc. - Escrow Account (the "Special Account"). The Placement Agent shall deliver each check received from a Prospective Investor to the Escrow Agent for deposit in the Special Account and shall deliver the executed copy of the Subscription Agreement received from such Prospective Investor to the Company. The Company shall notify the Placement Agent promptly of the acceptance or rejection of any subscription. The Company shall not unreasonably reject any subscription.

         (e) If subscriptions to purchase at least 18,666,667 Shares are not received from Prospective Investors prior to the expiration of the Offering Period and accepted by the Company, the Offering shall be canceled, all funds received by the Escrow Agent on behalf of the Company shall be refunded in full with interest, and this Agreement and the agency created hereby shall be terminated without any further obligation on the part of either party, except as provided in Section 10 hereof.

          (f) You may engage other persons selected by you to assist you in the Offering (each such person being hereinafter referred to as a "Selected Dealer") and you may allow such persons such part of the compensation payable to you hereunder as you shall determine. Each Selected Dealer shall be required to agree in writing to comply with the provisions of, and to make the representations, warranties and covenants contained in Sections 5(b) and 6(b) hereof by executing a form of Selected Dealer Agreement attached hereto as Exhibit I. On or prior to the Closing (as hereinafter defined), the Placement Agent shall deliver a copy of each executed Selected Dealer
Agreement to the Company. By executing this Agreement, the Company hereby agrees to make, and is deemed to make, the representations and warranties to, and covenants and agreements with, each Selected Dealer (including an agreement to indemnify such Selected Dealer under Section 9 hereof) who has executed the Selected Dealer Agreement as are contained in this Agreement.

          3.  Closing.

          (a) Subject to the conditions set forth in Section 8 hereof, if subscriptions to purchase at least 18,666,667 Shares have been received prior to the expiration of the Offering Period and accepted by the Company, the initial closing under this Agreement (the "Closing") shall be held at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP ("SEP&S"), 551 Fifth Avenue, New York, New York, at 10:00 A.M., New York time, on the third business day following the date upon which the Placement Agent receives notice from the Company that subscriptions to purchase at least 18,666,667 Shares (including Affiliate Shares) have been so accepted or at such other place, time and/or date as the Company and the Placement Agent shall agree upon. The Company shall provide the notice required by the preceding sentence as promptly as practicable. The date upon which the Closing is held shall hereinafter be referred to as the "Closing Date."

          (b) Subject to the conditions set forth in Section 8 hereof, if, subsequent to the date the subscriptions referred to in Section 3(a) hereof are received and accepted and prior to the expiration of the Offering Period, additional subscriptions to purchase Shares are received from Prospective Investors, which subscriptions are accepted by the Company, one or more additional closings under this Agreement (each, an "Additional Closing") shall be held at the offices of SEP&S at 10:00 A.M., New York time, on the third business day following the date upon which the Placement Agent receives notice from the Company that additional subscriptions have been so accepted, or at such other place, time or date as the Company and the Placement Agent shall agree upon. The Company shall notify the Placement Agent as promptly as practicable whether any additional subscriptions so received have been accepted. The date upon which any Additional Closing is held shall hereinafter be referred to as an "Additional Closing Date."

          Notwithstanding anything contained here into the contrary, in no event shall the Company accept subscriptions to purchase in excess of 52,000,000 Shares (less the number of shares sold in the Bridge Offering) including Affiliate Shares.

          (c) At the Closing, or an Additional Closing, as the case may be, the Company shall instruct the Escrow Agent to pay to the Placement Agent at the Closing or an Additional Closing, from the funds deposited in the Special Account in payment for the Shares, the amounts payable to the Placement Agent pursuant to Sections 4 and 7 of this Agreement.
Promptly after the Closing Date, or an Additional Closing Date, as the case may be, the Company shall deliver to the purchasers of Shares certificates representing the Shares to which they are entitled.

          4.         Compensation.

          (a) If subscriptions to purchase at least 18,666,667 Shares (including Affiliate Shares) are received from Prospective Investors prior to the expiration of the Offering Period and accepted by the Company, you shall be entitled, as compensation for your services as Placement Agent under this Agreement, to an amount equal to 10% of the gross proceeds received by the Company from the sale of the Shares. Such compensation is payable by the Company on the Closing Date, or an Additional Closing Date, as the case may be, with respect to the Shares sold on such date and may be paid, at the Placement Agent's option, in part or in whole, in shares of the Common
Stock, valued at $.15 per share, net of commission, provided, however, that any such shares of Common Stock shall not be included in the calculation of the minimum or the maximum number of Shares offered for sale to prospective investors in the Offering. Any such shares of Common Stock issued pursuant to this paragraph shall be subject to the identical registration rights granted pursuant to the Registration Rights Agreement (as defined below) to investors in the Offering.

          (b) If subscriptions to purchase at least 18,666,667 Shares (including Affiliate Shares) have been received from Prospective Investors prior to the expiration of the Offering Period and accepted by the Company, the Company shall issue to you or, at your discretion, your Selected Dealers or your designees, in addition to the amount set forth in Section 4(a) above, warrants (the "Placement Agent Warrants") to purchase a number of Shares of the Company equal to 10% of the aggregate number of Shares issued in the Offering including Shares issued, if any, to the Placement Agent in satisfaction of its selling commission or the non-accountable expense allowance. Each Placement Agent Warrant will entitle the holder thereof for a five-year period commencing on the first anniversary of the Closing Date or any Additional Closing Date as the case may be, to purchase one share of Common Stock of the Company at an exercise price equal to the Purchase Price per share (the "Warrant Shares"). The Placement Agent Warrants shall be in the form attached hereto as Exhibit II.

          (c) Notwithstanding anything contained herein to the contrary, the number of Shares upon which the commission provided for in Section 4(a) and the Placement Agent Warrants described in Section 4(b) shall be based shall include Shares with respect to which the Company unreasonably rejected subscriptions.

          (d) If the Offering is terminated by the Company (i) during the Offering Period (provided you are actively pursuing the Offering during such period), (ii) during the 30 day extension period (provided you are actively pursuing the Offering during such period), or (iii) at the completion of the Offering (provided that you shall have obtained offers to purchase at least the required minimum), and within six months after such termination, the Company completes the sale of any of its equity securities (including securities convertible into equity securities) for cash, other than in connection with the exercise of existing options, units, warrants, strategic alliances or pursuant to a transaction incident to a sale of the Company, then in any such case, the Company shall pay to you 13% of the gross sales price of such securities and shall issue to you, on the terms set forth in Section 4, warrants to purchase 10% of the securities so sold at an exercise price equal to the sales price per share.

          (e) Notwithstanding anything herein to the contrary, all amounts set forth in this Agreement are subject to adjustment for mergers, recapitalizations, stock dividends and the like.

          5.     Representations and Warranties.

          (a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agent and the Selected Dealers that:

          (i) The Memorandum, as supplemented or amended from time to time, at all times during the period from the date hereof to and including the later of the Closing Date and the expiration of the Offering Period, and the last Additional Closing Date (if any), does not, and during such period will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, all in light of the circumstances under which they were made. Each contract, agreement, instrument, lease, license or other document described in the Memorandum is accurately described therein in all material respects.

          (ii)     No document provided by the Company to Prospective
Investors pursuant to Section 6(a)(vii) hereof, and no oral information provided by the Company to Prospective Investors, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Contracts to which the Company is a party provided by the Company to Prospective
Investors shall not be deemed to contain any untrue statement of a material fact or to omit to state any material fact if the contract so provided is a true, correct and complete copy of such contract, as amended or modified through the date it is so provided.

          (iii) The Company has not, directly or indirectly, solicited any offer to buy or offered to sell any Shares or any other securities of the Company during the twelve-month period ending on the date hereof except as may be described in the Memorandum or which would not be integrated with the sale of the Shares in a manner that would require the registration of the Offering pursuant to the Act and has no present intention to solicit any offer to buy or offer to sell any Shares or any other securities of the Company other than pursuant to this Agreement or pursuant to a registered public offering of the Company's securities which may be commenced after the completion of the Offering.

          (iv) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with (collectively, "Consents"), all federal, state, local, foreign, and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on its business in the manner described in the Memorandum, except where the failure to have obtained such Consents would not have a material adverse effect on the Company and the Company has not received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, license certificate, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing or use of property and assets or the conduct of its business makes such qualification necessary. The Company does not have any subsidiaries, except as set forth in the Memorandum (the "Subsidiaries").

          (v) Each of the Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the respective jurisdictions set forth in the Memorandum, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, foreign, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on its business in the manner described in the Memorandum. Each of the Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary.

          (vi) The Company has, as of the date hereof, an authorized and outstanding capitalization as set forth in the Memorandum (subject to adjustment in connection with the 1-for-20 reverse stock split effected on the date hereof). Each outstanding share of capital stock of the Company, and each outstanding share of capital stock of each Subsidiary, is duly authorized, validly issued, fully paid and nonassessable and has not been issued and is not owned or held in violation of any preemptive rights set forth in the Company's Certificate of Incorporation or By-laws, each as amended to date, or any agreement to which the Company is a party and in the case of the Subsidiaries, is owned of record and beneficially by the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts, except as may be described in the Memorandum. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or of any Subsidiary or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for shares of capital stock of the Company, except as may be described in the Memorandum. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for any class of shares of capital stock of the Company or of any Subsidiary, except as may be described in the Memorandum. The capital stock of the Company conforms to the description thereof contained in the Memorandum.

          (vii) The financial statements of the Company included in the Memorandum (by incorporation by reference or otherwise) fairly present the financial position, the results of operations, cash flows and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved, are correct and complete and are in accordance with the books and records of the Company.
There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company from the latest information set forth in the Memorandum, except as may be described in such Memorandum as having occurred.

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          (viii)      There is no litigation, arbitration, governmental or other proceeding (formal or informal) or claim or investigation pending or, to the knowledge of the Company, threatened with respect to the Company, or any of the Subsidiaries, or any of its or their operations, businesses, properties or assets, except as may be described in the Memorandum or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties or assets of the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as may be described in the Memorandum or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, assets or future prospects of the Company and the Subsidiaries, taken as a whole.

          (ix) Any real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as in the aggregate are not material.


          (x) Neither the Company, the Subsidiaries nor, to the knowledge of the Company, any other party, is in violation or breach of or in default with respect to, complying in any material respect with any contract, agreement, instrument, lease, license, arrangement or understanding which is material to the Company or any of the Subsidiaries, other than with respect to certain payments to stockholders and creditors of Tacora Corporation as described in the Memorandum, and each such contract, agreement, instrument, lease, license, arrangement and understanding is in full force and effect and is the legal, valid and binding obligation of the parties thereto enforceable as to them in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and to general equitable principles). Except as described in the Memorandum, the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all real property leases under which it is operating. Neither the Company, nor any of its Subsidiaries, is in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or its By-laws, each as amended to date.

          (xi) There is no right under any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise or other intangible property or asset (all of the foregoing being herein called "Intangibles") necessary to the business of the Company or any of the Subsidiaries as presently conducted or as the Memorandum indicates they contemplate conducting, except as may be so designated in the Memorandum and which the Company has the right or license to use as necessary. To the Company's knowledge, except as described in the Memorandum, neither the Company nor any of the Subsidiaries has infringed nor is infringing with respect to Intangibles of others, and neither the Company, nor any of its Subsidiaries, has received notice of infringement with respect to asserted Intangibles of others. To the Company's knowledge, except as described in the Memorandum, there is no Intangible of others which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company or any of the Subsidiaries.

          (xii) The Company has all requisite power and authority to execute, deliver and perform this Agreement, the Subscription Agreements, the Escrow Agreement, the Placement

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Agent Warrants and the Registration Rights Agreement made by the Company for the benefit of purchasers of Shares (the "Registration Rights Agreement") (collectively, the "Operative Agreements") and to consummate the transactions contemplated by the Operative Agreements. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance by the Company of the Operative Agreements. This Agreement and the Escrow Agreement have been duly authorized, executed, and delivered by the Company, are the legal, valid and binding obligations of the Company and are enforceable as to the Company in accordance with their terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and to general equitable principles). The Subscription Agreements, the Placement Agent Warrants and the Registration Rights Agreement have been duly authorized by the Company and, when executed and delivered by the Company, will be the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and to general equitable principles). No consent, authorization, approval, order, license, certificate or permit of or from, or registration, qualification, declaration or filing with, any federal, state, local, foreign or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery or performance by the Company of the Operative Agreements or the consummation of the transactions contemplated by the Operative Agreements, except (A) the filing of a Notice of Sales of Securities on Form D pursuant to Regulation D, (B) such consents, authorizations, approvals, registrations and qualifications as may be required under securities or "blue sky" laws in connection with the issuance, sale and delivery of the Shares and Placement Agent Warrants pursuant to this Agreement and the Warrant Shares and Shares underlying the Placement Agent Warrants upon exercise of the Placement
Agent Warrants and (C) the filing of a registration statement on Form S-3 and any necessary consents, authorizations and approvals thereunder pursuant to the Registration Rights Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party or to which any of their properties or assets are subject is required for the execution, delivery or performance of the Operative Agreements or the consummation of the transactions contemplated by the Operative Agreements, which has not been or will not be obtained prior to the Closing or any Additional Closings and the execution, delivery and performance of the Operative Agreements, and the consummation of the transactions contemplated by the Operative Agreements, will not violate, result in a breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate, call a default or receive any right under any such contract, agreement, instrument, lease, license, arrangement or understanding (except for any such violation, breach or conflict which has been properly waived thereunder), violate or result in a breach of any term of the Company's Certificate of Incorporation or By-laws, each as amended to date, or violate, result in a breach of or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or any of the Subsidiaries, or to which any of its operations, businesses, properties or assets are subject.

          (xiii) The Shares, the Placement Agent Warrants and the Warrant Shares conform to all statements relating thereto contained in the Memorandum. The Shares, when issued and delivered to the subscribers therefor, pursuant to the terms of this Agreement and the Subscription Agreements, and the Warrant Shares, when issued and delivered pursuant to the terms of the Placement Agent Warrants, shall be duly authorized, validly issued, fully paid and nonassessable and shall not have been issued in violation of any preemptive rights set forth in the Company's

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
Certificate of Incorporation or By-laws, each as amended to date, or any agreement to which the Company is a party.

          (xiv) Subsequent to the dates as of which information is given in the Memorandum, and except as may otherwise be properly described in the Memorandum, (A) neither the Company nor any Subsidiary had, except in the ordinary course of business, incurred any liability or obligation, primary or contingent, for borrowed money, (B) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any Subsidiary, (C) neither the Company nor any Subsidiary had entered into any transaction not in the ordinary course of business, (D) the Company has not purchased any of its outstanding capital stock nor declared or paid any dividend or distribution of any kind on its capital stock, (E) neither the Company nor any Subsidiary had sustained any material loss or interference with its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or (F) there has not been any material adverse change, or any development which the Company reasonably believes could result in a prospective material adverse change, in the financial condition results of operations, business, properties, assets, liabilities or future prospects of the Company and the Subsidiaries taken as a whole, except in each case as described in or contemplated by the Memorandum.

          (xv) Neither the Company nor, to the knowledge of the Company, any of its affiliates has, directly or through any agent, sold, offered for sale or solicited offers to buy, nor will any of the foregoing directly buy (other than pursuant to the Offering) any security of the Company, as defined in the Act, which is or will be integrated with the sale of the Shares, the Placement Agent Warrants or the Warrant Shares in a manner that would require the registration, pursuant to the Act, of the Offering.

          (xvi) Neither the Company nor, to the knowledge of the Company, any of its affiliates has, directly or indirectly, taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares.

          (xvii) The Company and each of its Subsidiaries has good and marketable title to all real and personal property owned by it, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or any of the Subsidiaries, and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or any of the Subsidiaries, in each case except as described in or contemplated by the Memorandum.

          (xviii) No labor dispute with the employees of the Company or any of the Subsidiaries exists or is threatened or imminent that could result in a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities or future

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prospects of the Company and the Subsidiaries taken as a whole, except as described in or contemplated by the Memorandum.

          (xix) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from insurers of recognized financial responsibility as may be necessary to continue its business at a cost that would not materially and adversely affect the financial condition results of operations, business, properties, assets, liabilities or future prospects of the Company and the Subsidiaries taken as a whole, except as described in or contemplated by the Memorandum.

          (xx) The Company and the Subsidiaries taken as a whole have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse affect on the Company and the Subsidiaries taken as a whole); and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Memorandum.

          (xxi) To the Company's knowledge, neither the Company nor any Subsidiary is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company and each Subsidiary have received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their business, and the Company and each Subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company, except as described in or contemplated by the Memorandum.

          (xxii) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxiii)     The Company has timely filed all reports as required under the Securities Exchange Act of 1934 (the "Exchange Act") and such reports, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, all in light of the circumstances under which they were made.

          (b) Representations and Warranties of the Placement Agent and Selected Dealers. The Placement Agent, and each Selected Dealer that the Placement Agent may from time to time appoint, by signing the Selected Dealer Agreement, hereby represent and warrant to, and agree with, the Company and each other as to themselves only as follows:

          (i) Neither the Placement Agent nor any Selected Dealer will offer or sell any Shares to any investor which the Placement Agent or such Selected Dealer did not have reasonable grounds to believe and did not believe, was an "accredited investor".

          (ii) Neither the Placement Agent nor any Selected Dealer will offer or sell any Shares by means of any form of general solicitation or general advertising, including, without limitation, the following:

          (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and

          (B) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (iii) The Placement Agent and each Selected Dealer is a member in good standing of the National Association of Securities Dealers, Inc. or a registered representative thereof.

          (iv) The representations and warranties contained in the Certificate of Selected Dealer attached to the form of Selected Dealer Agreement are true and correct as to the Selected Dealer which executed such Certificate and are true and correct as to the Placement Agent as if it had executed such a certificate.

          (v) Each of the Placement Agent and each Selected Dealer has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. All necessary corporate proceedings of the Placement Agent and each Selected Dealer have been duly taken to authorize the execution, delivery and performance by the Placement Agent and each Selected Dealer of this Agreement. This
Agreement has been duly authorized, executed, and delivered by the Placement Agent and each Selected Dealer and is the legal, valid and binding obligation of the Placement Agent and each Selected Dealer in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and to general equitable principles).

          6.     Covenants.

          (a) Covenants of the Company. The Company covenants to the Placement Agent and each Selected Dealer that it will:

          (i) Notify you immediately, and confirm such notice promptly in writing, (A) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the Closing Date, the expiration of the Offering Period and the last Additional Closing Date (if any) as a result of which the Memorandum would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Shares or of an exemption from such registration or qualification in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and you so request, to obtain the lifting thereof as promptly as possible.

          (ii) Not supplement or amend the Memorandum unless you shall have approved of such supplement or amendment in writing. If, at any time during the period commencing on the date hereof and ending on the later of the Closing Date, the expiration of the Offering Period or the last Additional Closing Date (if any), any event shall have occurred as a result of which the Memorandum contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of counsel to the Company or counsel to the Placement Agent, it is necessary at any time to supplement or amend the Memorandum to comply with the Act, Regulation D or any applicable securities or "blue sky" laws, the Company will promptly prepare an appropriate supplement or amendment (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance.

          (iii) Deliver without charge to the Placement Agent such number of copies of the Memorandum and any supplement or amendment thereto as may reasonably be requested by the Placement Agent.

          (iv) Not, directly or indirectly, solicit any offer to buy from, or offer to sell to any person any Shares except through the Placement Agent.

          (v) Not solicit any offer to buy or offer to sell Shares by any form of general solicitation or advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

          (vi) Use its best efforts to qualify or register the Shares for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as you may reasonably request. The Company will not consummate any sale of Shares in any jurisdiction or in any manner in which such sale may not be lawfully made.

          (vii) At all times during the period commencing on the date hereof and ending on the later of the Closing Date, the expiration of the Offering Period and the last Additional Closing Date (if any), provide to each Prospective Investor or his purchaser representative, if any, on request, such information (in addition to that contained in the Memorandum) concerning the Offering, the Company and any other relevant matters as it possesses or can acquire without unreasonable effort or expense and extend to each Prospective Investor or his purchaser representative, if any, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering and the business of the Company and to obtain any other additional information, to the extent it possesses the same or can acquire it without unreasonable effort or expense, as such Prospective Investor or purchaser representative may consider necessary in making an informed investment decision or in order to verify the accuracy of the information furnished to such Prospective Investor or purchaser representative, as the case may be.

          (viii) Before accepting any subscription to purchase Shares from, or making any sale to, any Prospective Investor, have reasonable grounds to believe and actually believe that (A) such Prospective Investor meets the suitability requirements for investing in the Shares set forth in the Memorandum and (B) such Prospective Investor is an accredited investor.

          (ix) Notify you promptly of the acceptance or rejection of any subscription. The Company shall not unreasonably reject any subscription for Shares unless it pays the Placement Agent its compensation pursuant to Section 4 with respect thereto. Any subscription unreasonably rejected shall be deemed to have been accepted for purposes of determining whether at least 18,666,667 Shares (including Affiliate Shares) have been sold solely for the purpose of determining whether the Placement Agent is entitled to its compensation pursuant to Section 4 hereof and this subsection (ix).

          (x) File five (5) copies of a Notice of Sales of Securities on Form D with the Securities and Exchange Commission (the "Commission") no later than 15 days after the first sale of the Shares. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish you with copies of all such filings.

          (xi) Place the following legend on all certificates representing the Shares and the Placement Agent Warrants:

"The securities represented hereby have not been registered under the Securities Act of 1933, as amended or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such act or such laws or an exemption from registration under such act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for this corporation, is available."

          (xii) Not, directly or indirectly, engage in any act or activity which may jeopardize the status of the offering and sale of the Shares as exempt transactions under the Act or under the securities or "blue sky" laws of any jurisdiction in which the Offering may be made. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, the Company shall not, during the six (6) months following completion of the Offering, (A) directly or indirectly, engage in any offering of securities which, if integrated with the Offering in the manner prescribed by Rule 502(a) of Regulation D and applicable releases of the Commission, may jeopardize the status of the Offering and sale of the Shares as exempt transactions under Regulation D or (B) engage in any offering of securities, without the opinion of counsel reasonably satisfactory to the Placement Agent, to the effect that such offering would not result in integration with this Offering, or if integration would so result, that such integration would not jeopardize the status of this Offering as an exempt transaction under Regulation D.

          (xiii) Apply the net proceeds from the sale of the Shares for the purposes set forth under the caption "Use of Proceeds" in the Memorandum in substantially the manner indicated thereunder.

          (xiv) Not, during the period commencing on the date hereof and ending on the later of the Closing Date, the expiration of the Offering Period and the last Additional Closing Date (if any), issue any press release or other communication or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, liabilities or future prospects or the Offering, without your prior written consent.

          (xv) Not, for a period of 24 months from the effective date (the "Effective Date") on which the registration statement pursuant to which the Shares and Warrant Shares sold in the Offering are registered, as the same may be amended from time to time shall have been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, without your prior written consent, offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock), and not engage in any offering under Regulation
S for a 30 month period regardless of the sales price without your prior written consent. Notwithstanding the foregoing, the Company will be able to sell, transfer or dispose of (A) the securities issuable under this Agreement,
(B) shares of Common Stock issuable upon the exercise of stock options under any stock option plan of the Company, warrants and other commitments, each of which are outstanding on the date hereof and which are described in the Memorandum, (C) options granted after the date hereof under existing stock option plans, provided that the shares underlying the options granted to certain officers and directors of the Company are subject to the lock-up provided in
Section 8(g) hereof , (D) securities disposed of in strategic alliances and (E) shares of Common Stock sold at a price at or over $8.00 per share (based on the current capitalization and to be adjusted for stock splits). Additionally, for a period of 24 months after the date hereof the Company will not, without your prior written consent, change any terms of the Company's outstanding stock options or warrants.

          (xvi) For a period of five years after the date hereof, furnish you, without charge, the following:

          (A) within 90 days after the end of each fiscal year, three (3) copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of income and statement of cash flows of the Company and its then existing subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis, copies of which financial statements shall also be furnished to the purchasers in this Offering and, within 45 days after the end of each fiscal quarter, three (3) copies of unaudited interim financial statements, as at the end of such quarter and for the three (3) months then ended;

          (B) as soon as practicable after they have been sent to stockholders of the Company or filed with the Commission, three (3) copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with the Commission; and

          (C) as soon as practicable, two copies of every press release and every material news item and article in respect of the Company or its affairs which was released by the Company.

          (xvii) Comply in all respects with its obligations under the Operative Agreements.

          (xviii)     Not, prior to the completion of the Offering, bid for,
purchase, attempt to induce others to purchase, or sell, directly or indirectly, any Shares or any other securities of the Company of the same class and series as the Shares in violation of the provisions of Regulation M under the Exchange Act.

           (xix) Not, for a period of eighteen (18) months from the date hereof, solicit any offer to buy from or offer to sell (except in an underwritten public offering) to any person introduced to the Company by you in connection with the Offering, who is not a stockholder of the Company at the time of such solicitation, directly or indirectly, any securities of the Company or of any other entity, or provide the name of any such person to any other securities broker or dealer or selling agent, except as otherwise required by law. In the event that the Company or any of its officers, directors or affiliates, directly or indirectly, solicits offers to buy from or offers to sell to any such person any such securities or provides the name of any such person to any other securities broker or dealer or selling agent, and such person purchases such securities or purchases securities from any such other securities broker or dealer or selling agent within such eighteen month period except in connection with an underwritten public offering, the Company shall pay to the Placement Agent an amount equal to 10% of the aggregate purchase price of the securities so purchased by such person. Set forth on Schedule A hereto is a list of persons and entities introduced to the Company by the Placement Agent.

          (xx) Use its best efforts to cause a 20 to 1 reverse stock split of its Common Stock within one year from the date hereof.

          (xxi) Use its best efforts to secure the inclusion of the Common Stock on Nasdaq as soon as it meets the qualification requirements.

          (xxii) For a period of three years from the Closing Date, the Placement Agent shall have the right to designate one individual for election to the Company's Board of Directors and if the Placement Agent exercises such right, the Company shall use its best efforts to cause such individual to be elected. In addition, in the event the Placement Agent does not exercise such right, the Company shall permit a representative of the Placement Agent to attend and observe all Board of Directors meetings. In both events, the Company shall reimburse the Placement Agent for the travel costs and expenses incurred in attending such Board of Directors meetings, including, but not limited to, a round-trip airline ticket and hotel accommodations, if needed.

          (xxiii) Not, for a period of 36 months from the Closing Date, without your prior written consent, offer, sell, contract to sell, grant an option for the sale of or otherwise dispose of, directly or indirectly, any security which converts at a rate which is not fixed at the time of the issuance thereof, including, without limitation, any floating rate convertible preferred stock.

          (b)     Covenants of the Placement Agent and Selected Dealers.

          (i) Neither the Placement Agent nor any Selected Dealer, by signing the Selected Dealer Agreement, will accept the subscription of any person unless immediately before accepting such subscription the Placement
Agent or such Selected Dealer has reasonable grounds to believe and does believe that (A) such person is an accredited investor and (B) all representations made and information furnished by such person in the Subscription Agreement and related documents are true and correct in all material respects. The Placement Agent and Selected Dealers agree to notify the Company promptly if the Placement Agent or a Selected Dealer, as applicable, shall, at any time during the period after delivery of the documents furnished by such person to the Company in connection with subscription for Shares and immediately before the sale of Shares to such person, no longer reasonably believe one or more of the foregoing matters with respect to such person.

          (ii) Neither the Placement Agent nor any Selected Dealer will solicit purchasers of Shares other than in the jurisdictions in which such solicitation may, upon the advice of counsel, be made under applicable securities or "blue sky" laws and in which the Placement Agent or such Selected Dealer, as the case may be, is qualified so to act.

          (iii) Neither the Placement Agent nor any Selected Dealer will sell any Shares to any investor unless a Memorandum is furnished to such investor within a reasonable time prior thereto.

          (iv) Upon notice from the Company that the Memorandum is to be amended or supplemented (which the Company will promptly give upon becoming aware of any untrue statement of a material fact required to be stated in the Memorandum or omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading), the Placement Agent and each Selected
Dealer, if any, will immediately cease use of the Memorandum until the Placement Agent and such Selected Dealers have received such amendment or supplement and thereafter will make use of the Memorandum only as so amended or supplemented, and the Placement Agent and each Selected Dealer, if any, will deliver a copy of such amendment or supplement to each Prospective Investor to whom a copy of the Memorandum had previously been delivered (and who had not returned such copy) and whose subscription had not been rejected.

          7.     Payment of Expenses.

          (a) The Company hereby agrees to pay all fees, charges and expenses of the Offering, including, without limitation, all fees, charges, and expenses in connection with (i) the preparation, printing, reproduction, filing, distribution and mailing of the Memorandum, and all other documents relating to the offering, purchase, sale and delivery of the Shares, and any supplements or amendments thereto, including the fees and expenses of counsel to the Company, and the cost of all copies thereof, (ii) the issuance, sale, transfer and delivery of the Shares and the Placement Agent Warrants, including any transfer or other taxes payable thereon and the fees of any Transfer Agent, Warrant Agent or Registrar, (iii) the registration or qualification of the Shares or the securing of an exemption therefrom under state or foreign "blue sky" or securities laws, including, without limitation, filing fees payable in the jurisdictions in which such registration or qualification or exemption therefrom is sought, the costs of preparing preliminary, supplemental and final "Blue Sky Surveys" relating to the offer and sale of the Shares and the fees and disbursements of counsel actually incurred to the Placement Agent in connection with such "blue sky" matters, (iv) the filing fees, if any, payable to the Commission; and (v) the retention of the Escrow Agent, including the fees and expenses of the Escrow Agent for serving as such and the fees and expenses of its counsel.

          (b) If subscriptions to purchase at least 18,666,667 shares (including the Affiliate Shares) are received prior to the expiration of the Offering Period and accepted by the Company, the Company shall pay to the Placement Agent a non-accountable expense allowance equal to 3% of the gross proceeds. Such amounts (less amounts, if any, previously paid to you in respect of such non-accountable expense allowance) shall be paid by the Company out of the funds received from the sale of the Shares or, at the Placement Agent's option, in part or in whole, in shares of Common Stock valued at $.15 per share, net of commission. Any such shares of Common Stock issued pursuant to this paragraph shall be entitled to the identical registration rights granted pursuant to the Registration Rights Agreement to investors in the Offering.

          (c) If subscriptions to purchase at least 18,666,667 shares (including the Affiliate Shares) are not received prior to the expiration of the Offering Period or if this Agreement is terminated by the Placement Agent pursuant to Section 8 hereof prior to the issuance, sale and delivery of any Shares, the Company shall reimburse the Placement Agent for its reasonable out-of-pocket expense hereunder (including, without limitation, the reasonable fees and expenses of counsel) and pay any compensation due with respect to unreasonably rejected subscriptions.

          8. Conditions of Placement Agent's Obligations. The obligations of the Placement Agent pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Placement Agent, as of the date hereof and as of the Closing Date (and, if applicable, each Additional Closing Date) to the performance by the Company of its obligations hereunder, and to the following conditions:

          (a) At the Closing and each Additional Closing, as the case may be, the Placement Agent shall have received the favorable opinion of Bingham Dana LLP, counsel for the Company, and the opinion of patent counsels for the Company, dated the date of delivery, addressed to the Placement Agent, in substantially the form of Exhibit III-1 and Exhibit III-2 hereto, respectively.


          (b) On or prior to the Closing Date and each Additional Closing Date, as the case may be, the Placement Agent shall have been furnished such information, documents and certificates as it may reasonably require for the purpose of enabling it to review the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties, covenants, agreements or conditions herein contained, or as it may otherwise reasonably request.

          (c) At the Closing and each Additional Closing, as the case may be, the Placement Agent shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect that, as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing
Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

          (d) All proceedings taken in connection with the issuance, sale and delivery of the Shares shall be reasonably satisfactory in form and substance to you and your counsel.

          (e) There shall not have occurred, at any time prior to the Closing or, if applicable, an Additional Closing, as the case may be, (i) any domestic or international event, act or occurrence which has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity affecting securities markets in the United States; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial or economic conditions which, in your reasonable business judgment, makes it inadvisable to proceed with the offering, sale and delivery of the Shares.

          (f) The Placement Agent shall have received an agreement reflecting the provisions of Section 6(a)(xv) hereof.

          (g) The Placement Agent shall have received from certain officers or directors of the Company agreements to the effect that such officers and directors will not, without the Placement Agent's prior written consent, offer to acquire or sell, issue, acquire or sell, contract to acquire or sell, grant any option for the acquisition or sale of or otherwise acquire or dispose of, directly or indirectly, any shares of Common Stock (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock) for a period of 24 months from the effective date of a Registration Statement for the resale of the Shares. This paragraph shall not be applicable to the Escrow Agent or to an officer or director who has terminated service to the Company.

          Any certificate or other document signed by any officer of the Company on behalf of the Company and delivered to you or to your counsel as required hereunder shall be deemed a representation and warranty by the Company hereunder as to the statements made therein. If any condition to your obligations hereunder has not been fulfilled as and when required to be so fulfilled, you may terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment. In the event that you elect to terminate this Agreement, you shall notify the Company of such election in writing. Upon such termination, neither party shall have any further liability or obligation to the other except as provided in Section 10 hereof.

          9.     Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Placement Agent, the Selected Dealers, their officers, directors, stockholders, employees, agents, advisors, consultants and counsel, and each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of
Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all loss, liability, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 9, without limitation, attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Memorandum or in any document delivered or statement made pursuant to Section 6(a)(vii), or (B) in any application or other document or communication (in this Section
9 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Shares under the "blue sky" or securities laws thereof or in order to secure an exemption from such registration or qualification or filed with the Commission; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, all in light of the circumstances in which made, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 9(b) with respect to the Placement Agent expressly for inclusion in the Memorandum or in any application, as the case may be; or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or any Operative Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

          If any action is brought against the Placement Agent, a Selected Dealer or any of their officers, directors, stockholders, employees, agents, advisors, consultants and counsel, or any controlling persons of the Placement Agent or a Selected Dealer (an "indemnified party"), in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company (the "indemnifying party") in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this
Section 9(a) unless such failure materially prejudices the indemnifying party), and the indemnifying party shall promptly assume the defense of such action, including the employment of one counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties and it would be inappropriate for the same counsel to represent both parties due to actual or potential differing interests between them, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Shares, the Memorandum or any application.

          (b) The Placement Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents and counsel, and each other person, if any, who controls the Company within the meaning of Section
15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent in Section
9(a), but only with respect to statements or omissions, if any, made in the Memorandum in reliance upon and in conformity with written information furnished to the Company as stated in this Section 9(b) with respect to the Placement Agent expressly for inclusion in the Memorandum. If any action shall be brought against the Company or any other person so indemnified based on the Memorandum and in respect of which indemnity may be sought against the Placement Agent pursuant to this
Section 9(b), the Placement Agent shall have the rights and duties given to the indemnifying party, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 9(a). The foregoing agreement to indemnify shall be in addition to any liability the Placement Agent may otherwise have, including liabilities arising under this Agreement.

          (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 9(a) or 9(b) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or
(ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent or counsel of the Company or any controlling person of the Company), on the one hand, and the Placement Agent and the Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand, shall be deemed to be in the same proportion as
(x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to Section 4 hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Placement Agent pursuant to Section 4 hereof or, in the case of a Selected Dealer, the allowance paid to such Selected Dealer.

          The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent and the Selected Dealers for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 9(c). In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 4 hereof or the Selected
Dealer Agreement, as the case may be, less the aggregate amount of any damages that such Placement Agent or Selected Dealer has otherwise been required to pay in respect of the same or any substantially similar claim. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9(c), each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee, agent and counsel of the Placement Agent and the Selected Dealers shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any, who controls the Company within the meaning of Section
15 of the Act or Section 20(a) of the Exchange Act and each officer, director, employee, agent and counsel of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 9(c). Anything in this Section 9(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9(c) is intended to supersede any right to contribution under the Act, the Exchange
Act or otherwise.

          10. Representations and Agreements to Survive Delivery. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the Closing Date and, if applicable, each Additional Closing Date, and such representations, warranties, covenants and agreements, including the indemnity and contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 9(b), and shall survive termination of this Agreement or the issuance, sale and delivery of the Shares. In addition, notwithstanding any election hereunder or any termination of this Agreement, and whether or not the terms of this Agreement are otherwise carried out, the provisions of Sections 6(a)(xvii), 7, 9, 10 and 12 shall survive termination of this Agreement and shall not be affected in any way by such election or termination or failure to carry out the terms of this Agreement or any part thereof.

          11. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Placement Agent, shall be mailed, delivered or telexed or telegraphed and confirmed by letter, to its address set forth above, with a copy to Kenneth R. Koch, Esq. At Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth
Avenue, New York, New York 10176 or if sent to the Company, shall be mailed, delivered or telexed or telegraphed and confirmed by letter, to Access Pharmaceuticals, Inc., 2600 Stemmons Freeway, Suite 176, Dallas, Texas
75207, with a copy to Jack Concannon, Esq. At Bingham Dana LLP, 150
Federal Street, Boston, Massachusetts 02110. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

          12. Assignment. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto.

          13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent and the Company and the persons and entities referred to in Section 9 who are entitled to indemnification or contribution and their respective successors, legal representatives and assigns (which shall not include any purchaser, as such, of Shares), and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

          14. Construction. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

          15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

          16. Entire Agreement. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement between the parties hereto and supersedes all previous negotiations, agreements and commitments with respect thereto, and may only be amended by a written document, signed by duly authorized officers or representatives of each of the parties hereto.

          17. Option to Terminate Agreement. The Placement Agent shall have the option to terminate this Agreement in the event that the Memorandum is not satisfactory to the Placement Agent in its sole discretion.

          If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

ACCESS PHARMACEUTICALS, INC.

By:  /s/ Kerry P. Gray
    --------------------
      Kerry P. Gray
      President

Accepted as of the date first above written.
New York, New York

SUNRISE SECURITIES CORP.



By:   /s/ Alan Swerdloff
    --------------------
       Alan Swerdloff
       Vice President

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
                          Schedule A


                             None


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